Exhibit 99.1
APi Group Announces CFO Transition
-Reaffirms 2024 Financial Guidance-
NEW BRIGHTON, Minn. – November 22, 2024 — APi Group Corporation (NYSE: APG) (“APi” or the “Company”) today announced that Kevin Krumm, Chief Financial Officer, will step down from his role on December 13, 2024 to accept another opportunity. David Jackola, current Chief Financial Officer and Vice President of Transformation at APi International, will assume the role of interim Chief Financial Officer upon Krumm’s departure and until a successor is appointed.
Jackola is a seasoned senior finance executive with broad functional and global experience and a deep understanding of APi’s business. Prior to his role as CFO and VP of Transformation at APi International, he held the position of Vice President, Controller and Chief Accounting Officer at APi Group. At APi International, David has helped drive APi’s strategy centered on organic revenue growth and margin expansion supported by improved inspection, service and monitoring revenue mix, customer and project selection, pricing, value capture synergies, and strategic M&A.
Russ Becker, APi’s President and Chief Executive Officer stated: “I’ve appreciated Kevin’s partnership in building upon our solid financial foundation. I’m grateful for his leadership and contributions to APi and wish him success in his next endeavor.”
Becker continued, “We are thrilled to welcome David back to our leadership team at headquarters as interim CFO. David’s extensive experience and familiarity in our finance and global operations uniquely positions him to seamlessly support our continued growth and deliver on our commitments."
Kevin Krumm commented: “It has been a privilege to serve as APi’s Chief Financial Officer. The Company is well positioned to achieve its strategic goals and sustain its upward trajectory. I look forward to supporting David and am confident in his ability to lead APi’s finance team.”
The Company has initiated a search process with a leading search firm to identify a successor for the CFO role. Additionally, the Company has reaffirmed the 2024 net revenue and adjusted EBITDA guidance recently provided on October 31, 2024, and looks forward to providing an additional update in the middle of December as we approach year end 2024.
About APi Group
APi is a global, market-leading business services provider of fire and life safety, security, elevator and escalator, and specialty services with a substantial recurring revenue base and over 500 locations worldwide. APi provides statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders to deliver innovative solutions for our customers. More information can be found at www.apigroupcorp.com.
Forward Looking Statements
Please note that in this press release the Company may discuss events or results that have not yet occurred or been realized, commonly referred to as forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by or on behalf of the Company. Such discussion and statements may contain words such as “expect,” “anticipate,” “will,” “should,” “believe,” “intend,” “plan,” “estimate,” “predict,” “seek,” “continue,” “pro forma” “outlook,” “may,” “might,” “should,” “can have,” “have,” “likely,” “potential,” “target,” “indicative,” “illustrative,” and variations of such words and similar expressions, and relate in this press release, without limitation, to statements, beliefs, projections and expectations about future events. Such statements are based on the Company’s expectations, intentions and projections regarding the Company’s future performance, anticipated events or trends and other matters that are not historical facts. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including timing of the events, statements about our continued growth, delivery on commitments, accomplishing strategic goals, and reaffirmation of previously issued guidance.
Investor Relations Contact
Adam Fee
Vice President of Investor Relations
Tel: +1 651-240-7252
Email: investorrelations@apigroupinc.us